Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Six Month Periods Ended November 30, 2012 and Guidance for Fiscal Year 2013

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended November 30, 2012	Nine Months Ended November 30, 2012

Net Sales	$149,674,616	$430,202,771

Cost of Sales	104,671,793	304,022,422

Selling, General and Administrative	17,894,549	49,019,008
Interest Expense	3,234,340	9,802,412
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	157,065	(5,794,623)
Other (Income) Expense, Net	(453,853)	(700,074)
	125,503,894	356,349,145

Income Before Income Taxes	24,170,722	73,853,626
Income Tax Expense	8,807,042	26,631,069

Net Income	$15,363,680	$47,222,557

Income Per Share:
Basic	$.61	$1.87
Diluted	$.60	$1.85

Exhibit 99.2
AZZ incorporated
Consolidated Balance Sheet
(unaudited)

Assets:	Period Ended November 30, 2012

Current assets:
Cash and cash equivalents	$49,505,820
Accounts receivable	95,598,244
Allowance for doubtful accounts	(1,200,000)
Inventories	84,141,962
Costs and estimated earnings in excess of billings on uncompleted contracts	12,256,456
Deferred income taxes	7,048,783
Prepaid expenses and other receivables	4,780,366
Total current assets	252,131,631

Net property, plant, and equipment	152,005,729

Goodwill, less accumulated amortization	166,607,181

Intangibles and Other Assets	103,719,991

$674,464,532

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$30,576,637
Accrued liabilities	78,916,188
Total current liabilities	109,492,825

Long-term accrued liabilities due after one year	8,748,481
Long-term debt due after one year	196,428,571

Deferred income taxes	32,426,015

Shareholders’ equity	327,368,640

$674,464,532

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
(unaudited)

Period Ended November 30, 2012

Net cash provide by operating activities	$66,586,657

Net cash used in investing activities	(133,602,174)

Net cash provided by (used in) financing activities	(26,807,268)

Effect of exchange rate changes on cash	25,939

Net (decrease) increase in cash and cash equivalents	(93,796,846)

Cash and cash equivalents at beginning of period	143,302,666

Cash and cash equivalents at end of period	$49,505,820

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited) ($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended November 30, 2012	Nine Months Ended November 30, 2012
Net sales:
Electrical and Industrial Products	$60,421	$171,633
Galvanizing Services	89,254	258,570
	149,675	430,203

Segment operating income (a):
Electrical and Industrial Products	8,952	25,087
Galvanizing Services	24,449	70,631
	33,401	95,718

General corporate expenses (b)	5,721	17,795
Interest expense	3,234	9,802
Other (income) expense, net (c)	275	(5,733)
	9,230	21,864

Income Before Taxes	$24,171	$73,854

Total assets:
Electrical and Industrial Products	$260,191	$260,191
Galvanizing Services	359,694	359,694
Corporate	54,580	54,580
	$674,465	$674,465

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date November 30, 2012	Projected Year Ended February 28, 2013
Net Sales:
Electrical and Industrial Products	$171,633	$240,000 to $245,000
Galvanizing Services	$258,570	$335,000 to $340,000
Total Sales	$430,203	$575,000 to $585,000

Diluted earnings per share	$1.85	$2.35 to $2.45

Net Sales by Market Segment:
Power Generation		32%
Transmission and Distribution		21%
Industrial		47%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		46%
Transmission and Distribution		29%
Industrial		25%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		35%
OEM’s		15%
Industrial		30%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	14.6%	14% to 16%
Galvanizing Services	27.3%	26% to 27%

Cash Provided By (Used In)Operations	$66,587	$80,000
Capital Expenditures	$19,628	$29,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$21,073	$29,000
Total Bank Debt	$210,714	$210,714

Cash Dividend	$9,870	$13,300

Percent of Business By Segment:
Electrical and Industrial Products	40%	42%
Galvanizing Services	60%	58%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/29/12	$138,621
Bookings		124,666
Shipments		127,143
Backlog	5/31/12	$136,144
Book to Ship Ratio		0.98
Bookings		151,804
Acquired Backlog		78,491
Shipments		153,385
Backlog	8/31/12	$213,054
Book to Ship Ratio		0.99
Bookings		152,421
Shipments		149,675
Backlog	11/30/12	$215,800
Book to Ship Ratio		1.02